Exhibit 3.3

EXECUTION VERSION

CERTIFICATE OF DESIGNATIONS

OF

SERIES B CUMULATIVE CONVERTIBLE PREFERRED SHARES

OF

FGL HOLDINGS

FGL HOLDINGS, an exempted company incorporated and existing under the laws of the Cayman Islands (the “Company”), does hereby certify:

That the Board of Directors of the Company (the “Board of Directors”), pursuant to the authority conferred upon the Board of Directors by the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and applicable law, by way of written resolution dated November 30, 2017, duly adopted resolutions creating a class of preferred shares of the Company designated as “Series B Cumulative Convertible Preferred Shares”.

Section 1.          Designation. The designation of the class of preferred shares shall be “Series B Cumulative Convertible Preferred Shares” (the “Series B Shares”). Each Series B Share shall be identical in all respects to every other Series B Share. The Series B Shares will rank, on the terms set forth in Section 4(c) and Section 5, equally with Parity Shares and senior to Junior Shares, with respect to the payment of dividends and/or the distribution of assets following the commencement of any voluntary or involuntary liquidation of the Company.

Section 2.          Number of Shares. The number of authorized Series B Shares shall be 275,000, provided, that an additional 325,000 Series B Shares shall be authorized for issuance solely as PIK Shares. That number from time to time may be increased solely with the affirmative vote or consent of the holders of the Series B Shares pursuant to Section 12 and the Board of Directors; provided that no such increase shall be permitted that would cause the total number of authorized Preferred Shares, including the Series B Shares, to exceed the amount of Preferred Shares authorized by the Articles of Association.

Section 3.          Definitions. As used herein with respect to the Series B Shares:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Certificate of Designations, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 21(c).

“Appoint” has the meaning set forth in Section 12(b)(v).

“AOI” means, for any period, the adjusted operating income of the Company, calculated on a basis consistent with that adopted by Fidelity & Guaranty Life for the 2016 fiscal year, as reflected in its publicly filed financial statements.

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“Arrearage” has the meaning set forth in Section 4(b).

“Articles of Association” means the Second Amended and Restated Memorandum and Articles of Association of the Company, as they may be amended from time to time, and shall include this Certificate of Designations and the certificate of designations for any other authorized class of Preferred Shares.

“Blackstone Funds” means, individually or collectively, any investment fund, coinvestment vehicles and/or other similar vehicles or accounts, in each case, managed by an Affiliate of The Blackstone Group L.P., or any of their respective successors.

“Board of Directors” has the meaning set forth in the Recitals or a committee thereof duly authorized to act for such Board of Directors.

“Business Day” means each weekday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series B Shares, and its successors and assigns.

“Capital Stock” of any Person means (i) with respect to any Person that is a corporation or a company, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Ordinary Shares or Preferred Shares, and (ii) with respect to any Person that is not a corporation or a company, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

“Certificate of Designations” means this Certificate of Designations relating to the Series B Shares, as it may be amended from time to time.

“Change of Control” means the occurrence of one of the following:

(i)          a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than a Permitted Holder, becomes or files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Ordinary Shares or other common equity of the Company representing more than 50% of the voting power of the issued and outstanding Ordinary Shares or other common equity of the Company;

(ii)         one or more Permitted Holders become, or commence a tender, exchange or similar offer and/or file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Permitted Holder(s) intends to become, in the aggregate, the direct or indirect ultimate “beneficial owners,” as defined in Rule 13d-3 under the Exchange Act, of Ordinary Shares or other common equity of the Company representing more than 60% of the voting power of the outstanding Ordinary Shares or other common equity of the Company; or

(iii)        consummation of any consolidation, merger, amalgamation or scheme of arrangement of or involving the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person other than one of the Company’s Subsidiaries, in each case pursuant to which the Ordinary Shares or other common equity of the Company will be converted into cash, securities or other property, other than pursuant to a transaction in which (A) the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all issued and outstanding classes of voting shares of the continuing or surviving Person immediately after such transaction, or (B) the members of the Board of Directors or other governing body of the Company immediately prior to such transaction comprise a majority of the members of the Board of Directors or other governing body of the Company or such other continuing or surviving Person immediately after such transaction.

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“Closing Price” of the Ordinary Shares on any date of determination means the last reported sale price of the Ordinary Shares regular way on such date (or, if no such sale occurs on such date, the average of the reported closing bid and asked prices for such shares regular way on such date) on the Principal Market or, if there is no Principal Market for the Ordinary Shares, the average of the closing bid and asked prices quoted for the Ordinary Shares in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or if such closing prices are not so reported (or if the relevant price or prices required to be used to calculate the Closing Price as provided in this paragraph are not available in the relevant market on such date for any reason, the market price of the Ordinary Shares on such date as determined by a nationally recognized investment banking firm retained by the Company for this purpose).

“Company” has the meaning set forth in the Recitals.

“Competing Remarketing” means any ongoing Remarketing pursuant to Section 11, and any ongoing remarketing of the Series A Shares pursuant to Section 11 of the Series A Certificate of Designations; provided that no such Remarketing or remarketing shall be deemed to be ongoing past the applicable Remarketing Window for such Remarketing.

“Constituent Person” has the meaning set forth in Section 10(a)(ii).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Shares, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(d).

“Conversion Notice Date” has the meaning set forth in Section 8(d).

“Conversion Price” means, at any time, a dollar amount equal to the higher of (i) a 5.0% discount to the arithmetic average of the VWAP per Ordinary Share on each of the 30 consecutive Trading Days from, but excluding the Conversion Notice Date, and (ii) the Floor Price.

“Conversion Rate” means, at any time, the number of duly authorized, fully paid and nonassessable Ordinary Shares into which each Series B Share is convertible, after taking into account any adjustments pursuant to Section 9, determined by dividing (i) the Liquidation Preference (calculated as if the Conversion Date was the date fixed for liquidation the Company, and as adjusted pursuant hereto for share splits, share dividends, reclassifications and the like), by (ii) the Conversion Price.

“Credit Agreement” means the Credit Agreement, dated as of November 30, 2017, by and among Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation, CF Bermuda Holdings Limited, a Bermuda exempted limited liability company, the lenders from time to time a party thereto and Royal Bank of Canada, as administrative agent for the lenders and the other agents and arrangers party thereto.

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“Current Market Price” as of any day means the average of the VWAP per Ordinary Share on each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 9. For the purpose of calculating the Current Market Price, consecutive Trading Days shall end on the day before the date in question.

“Depositary” means DTC or its nominee, or any successor depositary appointed by the Company or its nominee.

“Director Acceptance Letter” has the meaning set forth in Section 12(b)(ii).

“Dividend Payment Date” has the meaning set forth in Section 4(a)(i). Each Dividend Payment Date “relates” to the Dividend Period most recently ending before such Dividend Payment Date, and vice versa (with the words “related” and “relating” having correlative meanings).

“Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on the Original Issue Date, and the initial Dividend Period for any Series B Shares issued in kind pursuant to Section 4 shall commence on the date such Series B Shares are issued) and continuing to but not including the next succeeding Dividend Payment Date.

“Dividend Rate” means (i) for any day during the Fixed Rate Period, 7.5%, and (ii) for any date during the Floating Rate Period, the greater of (A) 7.5% and (B) a rate equal to Three-month LIBOR plus 5.5%; provided that in the event of an Modified Dividend Rate, such Modified Dividend Rate shall be the Dividend Rate.

“Dividend Record Date” has the meaning specified in Section 4(a)(iii).

“DTC” means The Depository Trust Company.

“Engagement Date” has the meaning set forth in the definition of “Remarketing Window”.

“Engagement Deadline” has the meaning set forth in Section 11(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 10(a)(ii).

“Ex-date”, when used with respect to any issuance or distribution, means the first date on which the Ordinary Shares or other relevant securities trade without the right to receive such issuance or distribution.

“Expiration Date” has the meaning set forth in Section 9(a)(iv).

“Expiration Time” has the meaning set forth in Section 9(a)(iv).

“Fixed Rate Period” means each Dividend Period relating to a Dividend Payment Date occurring on or before November 30, 2027.

“Floating Rate Period” means each Dividend Period relating to a Dividend Payment Date occurring after November 30, 2027.

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“Floor Price” means (i) for a Conversion Date from and including November 30, 2027 to but not including November 30, 2028, $8.00, (ii) for a Conversion Date from and including November 30, 2028 to but not including November 30, 2029, $7.00, and (iii) for a Conversion Date from and after November 30, 2029, $6.00, in each case after taking into account any adjustment pursuant to Section 9.

“FNF” means Fidelity National Financial, Inc., and its successors and permitted assigns.

“Global Preferred Share” has the meaning set forth in Section 21(a).

“GSO” means GSO Capital Partners LP, and its successors and permitted assigns.

“GSO Group” means funds and accounts managed, advised or sub-advised by GSO and its Affiliates within the credit-focused business unit of The Blackstone Group L.P.

“Holder” means, as to any Series B Share, the Person in whose name such share is registered in the register of members of the Company, which may be treated by the Company, Transfer Agent, Registrar, Calculation Agent, paying agent and Conversion Agent as the absolute owner of such share for the purpose of making payment and settling the related conversions and for all other purposes. References herein to “holders” of preferred shares of the Company shall mean, insofar as such shares are Series B Shares, the Holders thereof.

“Included Series A Shares” has the meaning set forth in Section 11(h).

“Junior Liquidation Shares” has the meaning set forth in the definition of “Junior Shares”.

“Junior Payments” has the meaning set forth in Section 4(c)(i).

“Junior Shares” means the Ordinary Shares and any other class or series of shares in the capital of the Company now existing or hereafter authorized over which the Series B Shares have preference or priority in the payment of dividends or in the distribution of assets following the commencement of any voluntary or involuntary liquidation of the Company. Junior Shares over which the Series B Shares have preference or priority in such distribution of assets are herein called “Junior Liquidation Shares”.

“Liquidation Preference” has the meaning set forth in Section 5(a). References to the “liquidation preference” of any Preferred Shares of the Company in the Articles of Association shall mean the Liquidation Preference if such Preferred Shares are Series B Shares.

“London Banking Day” means any day on which commercial banks are open in London for general business (including dealings in foreign exchange and foreign currency deposits).

“Market Disruption Event” means, on any day when the Ordinary Shares are listed or admitted to trading or quoted on a securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), any of the following events that occurs or continues to exist on such day:

(i)          any suspension of, or limitation imposed on, trading by the Principal Market during the one-hour period prior to the close of trading for the regular trading session (or for purposes of determining the VWAP per Ordinary Share, any period or periods aggregating one half-hour or longer during the regular trading session) on the Principal Market on such day, and whether by reason of movements in price exceeding limits permitted by the Principal Market, or otherwise, relating to the Ordinary Shares (specifically or among other shares generally) or to futures or options contracts relating to the Ordinary Shares (specifically or among other shares generally) on the Principal Market;

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(ii)         any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants, during the one-hour period prior to the close of trading for the regular trading session (or for purposes of determining the VWAP per Ordinary Share, any period or periods aggregating one half-hour or longer during the regular trading session) on the Principal Market on such day, to effect transactions in, or obtain market values for, the Ordinary Shares (specifically or among other shares generally) on the Principal Market on such day or to effect transactions in, or obtain market values for, futures or options contracts relating to the Ordinary Shares (specifically or among other shares generally) on the Principal Market on such day; or

(iii)        the principal exchange or quotation facility (whether or not the Principal Market) on which futures or options contracts relating to the Ordinary Shares are listed or admitted to trading or quoted fails to open, or closes prior to its respective scheduled closing time, for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours), unless such earlier closing time is announced by such exchange or facility at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such day and (B) the submission deadline for orders to be entered into such exchange or facility for execution at the actual closing time on such day.

“Modified Dividend Rate” means, in connection with a Remarketing, the dividend rate per annum (which may be fixed or floating, and any spread with respect to a floating dividend rate) rounded to the nearest one one-thousandth (0.001) of one percent that the Series B Shares shall bear as determined by the Board of Directors pursuant to the Remarketing Agreement and Section 11(j).

“Modified Redemption Date” means, in connection with a Remarketing, the earliest redemption date for the Series B Shares (which shall be no earlier than the earliest redemption date prior to such Remarketing) that shall apply after such Remarketing as determined by the Company pursuant to the Remarketing Agreement.

“Modified Remarketing Price” has the meaning set forth in Section 11(d).

“Modified Terms” has the meaning set forth in Section 11(d).

“NC Date” has the meaning set forth in Section 6(a); provided that if there is a Modified Redemption Date, the NC Date shall be the Modified Redemption Date.

“Nonpayment” has the meaning set forth in Section 12(b)(i).

“Normalized AOI” means the AOI for any period subject to the following adjustments: (i) add back any amounts for “legacy incentive compensation”, and “back project expenses”, (ii) add back (if negative) or subtract (if positive) any amounts for “single premium immediate annuities mortality & other reserve adjustments”; (iii) add back (if negative) or subtract (if positive) any amounts for “assumption review & DAC unlocking”, and (iv) “other, including bond prepayment income and tax valuation allowance adjustments”, in each case, calculated on a basis consistent with that adopted in prior years by Fidelity Life & Guaranty in its publicly filed financial statements.

“Officer” means the Director, Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

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“Officers’ Certificate” means a certificate signed (i) by a Director, the Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, the Chief Financial Officer, the Controller or the Chief Accounting Officer, and (ii) by the Treasurer, any Assistant Treasurer, the General Counsel, Corporate Secretary or any Assistant Secretary of the Company, and delivered to the Conversion Agent.

“Ordinary Shares” means the ordinary shares in the capital of the Company, par value $0.0001 per share.

“Original Holder” means any Holder of Series B Shares that is (i) FNF, or (ii) any transferee of FNF that is an Affiliate of FNF.

“Original Issue Date” means November 30, 2017.

“Original Liquidation Preference” means $1,000.00 per Series B Share.

“Original Remarketing Price” means an amount equal to the Liquidation Preference for the Series B Shares to be remarketed.

“Original Series A Holders” means any Holder that is (i) a member of the GSO Group or (ii) any transferee of such member that is an Affiliate of GSO.

“Parity Dividend Shares” has the meaning set forth in the definition of “Parity Shares”.

“Parity Liquidation Shares” has the meaning set forth in the definition of “Parity Shares”.

“Parity Shares” means any class or series of shares in the capital of the Company hereafter authorized that ranks equally with the Series B Shares in the payment of dividends or in the distribution of assets following the commencement of any voluntary or involuntary liquidation of the Company. Parity Shares so ranking equally in the payment of dividends are herein called “Parity Dividend Shares”. Parity Shares so ranking equally in such distribution of assets are herein called “Parity Liquidation Shares”. The Series A Shares shall be deemed to be Parity Shares, Parity Dividend Shares and Parity Liquidation Shares.

“Participation Deadline” has the meaning set forth in Section 11(a).

“Participating Holders” has the meaning set forth in Section 11(a).

“Participating Series A Holders” has the meaning set forth in Section 11(h).

“Permitted Holders” means:

(i) each of Blackstone Tactical Opportunities Fund II, L.P., GSO, FNF, Cannae Holdings, Inc., BilCar, LLC, CC Capital Management, LLC, CFS Holdings (Cayman), LP, CFS II Holdings (Cayman), LP and the Blackstone Funds;

(ii) any Affiliate or Related Party of any Person specified in clause (i); and

(iii) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (i) and (ii) or any group in which the Persons specified in clauses (i) and (ii) own a majority of the voting power of the Voting Stock held by such group, and any Person that is a member of any such group.

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“Person” means a legal person, including any individual, company, corporation, estate, body corporate, partnership, limited liability company, trust, joint venture, association or other legal entity.

“PIK Shares” has the meaning set forth in Section 4(a)(ii).

“Preferred Shares” means any and all series or classes of preferred shares in the capital of the Company, having a par value of $0.0001 per share, including the Series B Shares and Series A Shares.

“Preferred Share Director” has the meaning specified in Section 12(b)(i).

“Principal Market” means, with respect to any day on which the Ordinary Shares are listed or admitted to trading or quoted on any securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), the principal such exchange or facility on which the Ordinary Shares are so listed or admitted or so quoted.

“Purchased Shares” has the meaning set forth in Section 9(a)(iv).

“Record Date” has the meaning set forth in Section 9(d).

“Redemption Price” has the meaning set forth in Section 6(a).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series B Shares, and its successors and assigns.

“Regulatory Entities” means all governmental or self-regulatory authorities in the United States or elsewhere having jurisdiction over the Company or any of its Subsidiaries.

“Reimbursed Holders” has the meaning set forth in Section 11(g).

“Related Party” means:

(i)          any controlling stockholder, majority owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

(ii)         any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (i).

“Remarketing” has the meaning set forth in Section 11(a).

“Remarketing Agent” means any Remarketing Agent(s) appointed by the Company pursuant to Section 11.

“Remarketing Agreement” means a Remarketing Agreement to be entered into between the Company and one or more Remarketing Agents setting forth the terms of a Remarketing.

“Remarketing Date” means the date the Series B Shares offered in the Remarketing Period are priced by the Company and the Remarketing Agent(s).

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“Remarketing Fee” means, in the event of a Successful Remarketing, a remarketing fee, if any, paid to the Remarketing Agent(s) to be agreed upon in writing by the Company and the Remarketing Agent(s) prior to any Remarketing pursuant to the Remarketing Agreement.

“Remarketing Interest Amount” means interest on the Remarketing Loss Share Amount at a rate of 7.5% per annum accrued daily during the Remarketing Loss Share Pricing Period.

“Remarketing Loss” has the meaning set forth in Section 11(g).

“Remarketing Loss Share Amount” has the meaning set forth in Section 11(g).

“Remarketing Loss Share Pricing Period” has the meaning set forth in Section 11(g).

“Remarketing Notice” has the meaning set forth in Section 11(a).

“Remarketing Period” has the meaning set forth in Section 11(c).

“Remarketing Price” means, as applicable, the Original Remarketing Price or the Modified Remarketing Price.

“Remarketing Process” means the Remarketing process specified in Section 11, commencing with the delivery of a Remarketing Notice.

“Remarketing Reimbursement” has the meaning set forth in Section 11(g).

“Remarketing Settlement Date” means the third Business Day immediately following the Remarketing Date for a Successful Remarketing, or such other date as the Company and the Remarketing Agent may mutually agree.

“Remarketing Window” means the period from (i) the fifth Business Day following the earlier of (A) the Engagement Deadline, and (B) the date on which the Remarketing Agent(s) are engaged by the Company pursuant to Section 11 (the “Engagement Date”), through (ii) the 20th Business Day following the Engagement Deadline or Engagement Date, as applicable, provided that such period may be extended (and the Remarketing delayed) to no later than 180 days after the Engagement Deadline or Engagement Date, as applicable, if (i) the Remarketing Agent determines that the Remarketing is impractical due to then-prevailing market conditions, or (ii) if the Board of Directors determines in good faith (x) that such delay would enable the Company to avoid disclosure of material information, the disclosure of which at that time would not be in the Company’s best interests, or (y) that the Remarketing to be delayed would, if not delayed, materially adversely affect the Company and its Subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason.

“Reorganization Event” has the meaning set forth in Section 10(a).

“Reuters Screen LIBOR01” means the display on the Reuters Eikon (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for U.S. dollar deposits).

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

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“Series B Shares” has the meaning set forth in Section 1.

“Series A Certificate of Designations” means the Certificate of Designations for the Series A Shares.

“Series A Participation Notice” has the meaning set forth in Section 11(h).

“Series A Remarketing Notice” has the meaning set forth in Section 11(h).

“Series A Shares” means the Series A Cumulative Convertible Preferred Shares of Company.

“Shareholder Approval” has the meaning set forth in Section 8(e).

“Subsidiary” means, with respect to any Person, any entity of which (i) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (ii) voting power to elect or appoint a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person’s Subsidiaries, (iii) at least fifty percent (50%) of any class of shares or Capital Stock or of the outstanding equity interests are beneficially owned by such Person or (iv) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 under the Exchange Act.

“Successful Remarketing” has the meaning set forth in Section 11(e).

“Three-month LIBOR” means, with respect to any Floating Rate Period, the offered rate expressed as a percentage per annum for deposits in U.S. dollars for a three-month period commencing on the first day of such Floating Rate Period, as that rate appears on Reuters Screen LIBOR01 as of 11:00 A.M., London time, on the second London Banking Day immediately preceding the first day of such Floating Rate Period.

If Three-month LIBOR does not appear on Reuters Screen LIBOR01, Three-month LIBOR shall be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period, commencing on the first day of such Floating Rate Period, and in a principal amount of not less than $1,000,000, are offered to prime banks in the London interbank market by four major banks in that market selected by the Company and identified to the Calculation Agent at approximately 11:00 A.M., London time, on the second London Banking Day immediately preceding the first day of such Floating Rate Period. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR for such Floating Rate Period shall be the arithmetic mean of such quotations (rounded upward if necessary to the nearest 0.00001%).

If fewer than two such quotations are provided as described in the preceding paragraph, Three-month LIBOR with respect to such Floating Rate Period shall be the arithmetic mean (rounded upward if necessary to the nearest 0.00001%) of the rates quoted by three major banks in New York City selected by the Company and identified to the Calculation Agent at approximately 11:00 A.M., New York City time, on the first day of such Floating Rate Period for loans in U.S. dollars to leading European banks for a three-month period, commencing on the first day of such Floating Rate Period, and in a principal amount of not less than $1,000,000.

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If fewer than three banks selected by the Company and identified to the Calculation Agent to provide quotations are quoting as described in the preceding paragraph the Calculation Agent shall: (i) determine the base rate that is most comparable to the Three-month LIBOR that was last displayed on Reuters Screen LIBOR01; and (ii) apply such changes to that rate such that it is as similar as practicable, in the opinion of the Calculation Agent, to the rate that would have prevailed under the Three-month LIBOR that was last displayed on Reuters Screen LIBOR01, provided, that if the Calculation Agent determines there is an industry accepted successor base rate to the Three-month LIBOR that was last displayed on Reuters Screen LIBOR01, such successor base rate will be the rate applied under (i).

If Three-month LIBOR calculated in accordance with the foregoing paragraphs for any Floating Rate Period is less than zero, then Three-month LIBOR shall be deemed to be zero for such Floating Rate Period.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Ordinary Shares, a day on which the Principal Market is open for the transaction of business and on which a Market Disruption Event does not occur or exist, or if the shares of Ordinary Shares are not listed or admitted to trading and are not quoted on any securities exchange or quotation facility, a Business Day.

“Transfer Agent” means Continental Stock Transfer & Trust Company acting as Transfer Agent, Registrar, Calculation Agent, paying agent and Conversion Agent for the Series B Shares, and its successors and assigns.

“Trust” has the meaning set forth in Section 6(e).

“Unsuccessful Remarketing” has the meaning set forth in Section 11(f).

“Voting Holders” has the meaning set forth in Section 12(b)(i).

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“VWAP” per Ordinary Share on any Trading Day means the per share volume-weighted average sale price per share of Ordinary Shares on the Principal Market as displayed under the heading Bloomberg VWAP on Bloomberg page “CF Equity VWAP” (or any appropriate successor page) in respect of the period from the open of trading until the close of trading on the Principal Market on such Trading Day (or if such volume-weighted average price is unavailable or not provided for any reason, or there is no Principal Market for the Ordinary Shares, the market price of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Company). When used with respect to any other securities, “VWAP” shall have the meaning set forth above with references to the price per Ordinary Share meaning the price per unit of such other securities, with references to Bloomberg page “CF Equity VWAP” meaning the applicable Bloomberg page displaying the volume-weighted average sale price per unit of such securities and references to the Principal Market meaning the principal exchange or other market in which such securities are then listed, quoted or traded. The VWAP during any period shall be appropriately adjusted to take into account the occurrence during such period of any event described in Section 9.

In addition to the above definitions, unless the context requires otherwise:

(i)          any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time (and in the case of statutes, include any rules and regulations promulgated under the statute);

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(i)          references to “$” or “dollars” means the lawful coin or currency of the United States of America; and

(ii)         references to “Section” are references to Sections of this Certificate of Designations.

Section 4.          Dividends.

(a)           Quarterly Dividends.

(i)          Subject to applicable law, the Holders of the Series B Shares shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), out of assets lawfully available for that purpose, cumulative cash dividends on the Original Liquidation Preference of $1,000.00 at a rate per annum equal to the then-applicable Dividend Rate. Subject to applicable law, dividends shall be payable quarterly in arrears on the first days of January, April, July and October, respectively, in each year, commencing on January 1, 2018; provided, however, that (x) if any such day during the Fixed Rate Period is not a Business Day, then such day shall nevertheless be a Dividend Payment Date but dividends on the Series B Shares, when, as and if declared, shall be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per Series B Share), and (y) if any such day during the Floating Rate Period is not a Business Day, then the next succeeding Business Day shall be the applicable Dividend Payment Date and dividends, when, as and if declared, shall be paid on such next succeeding Business Day (each such day on which dividends are payable, after giving effect to this proviso if applicable, a “Dividend Payment Date”). Dividends on the Series B Shares shall begin to accumulate on the Original Issue Date (or, with respect to any Series B Shares issued in kind pursuant to this Section 4, the date on which such Series B Shares are issued) and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends payable on the Series B Shares in respect of each Fixed Rate Period shall be computed by the Calculation Agent on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable on the Series B Shares in respect of each Floating Rate Period shall be computed by the Calculation Agent by multiplying the per annum dividend rate in effect for that Floating Rate Period by a fraction, the numerator of which will be the actual number of days in that Floating Rate Period and the denominator of which will be 360, and multiplying the rate obtained by $1,000 to determine the dividend per Series B Share. The Calculation Agent’s determination of any Dividend Rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Company’s principal offices and will be available to any Holder upon request and will be final and binding in the absence of manifest error. The Company may terminate the appointment of the Calculation Agent and may appoint a successor agent at any time and from time to time, provided that the Company shall use its best efforts to ensure that there is, at all relevant times when the Series B Shares are issued and outstanding, a person or entity appointed and serving as such agent.

(ii)         Dividends payable on Series B Shares on any Dividend Payment Date shall be paid in cash or, at the option of the Company, in lieu of paying such cash dividends, the Company may instead effect a share capitalization by issuing new duly authorized and fully paid and nonassessable Series B Shares (any such Series B Shares, “PIK Shares”) to the extent the Company chooses not to pay a cash dividend. If the Company elects to effect a share capitalization by issuing PIK Shares in accordance with the foregoing, the number of PIK Shares to be issued will be calculated by dividing the portion of such dividend not paid in cash by the Original Liquidation Preference, and such PIK Shares shall be entitled to receive cumulative dividends at the rates specified in the preceding paragraph from their date of issuance and shall otherwise be treated as Series B Shares for purposes of all other provisions hereof. The Company may not effect a share capitalization by issuing PIK Shares to the extent (A) there are not sufficient authorized but unissued Series B Shares to permit such share capitalization, (B) a Remarketing Process has commenced pursuant to Section 11 and not concluded or terminated, or (C) from and after May 31, 2018, if the aggregate issuance of Ordinary Shares upon conversion of Series B Shares and Series A Shares following such issuance of PIK Shares would be greater than 19.99% of the Ordinary Shares issued and outstanding as of the date hereof (calculated using the methodology applied under Section 312.03 of the NYSE Listed Company Manual and assuming that such Series B Shares were convertible pursuant to Section 7 at the time of the applicable Dividend Payment Date at a Conversion Price equal to the value of clause (iii) of the definition of Floor Price), until such time as the Company obtains the Shareholder Approval.

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(iii)        Dividends that are payable on the Series B Shares or any share capitalization effected on any Dividend Payment Date shall be payable, and any PIK Shares shall be issuable, to Holders of record of the Series B Shares as they appear on the register of members of the Company on the applicable record date, which shall be the 15th calendar day of the month immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

(iv)        In connection with a Successful Remarketing of the Series B Shares, the Dividend Rate may be increased to an Modified Dividend Rate in accordance with Section 11 below. If the Dividend Rate on the Series B Shares is increased in accordance with Section 11 below, dividends shall accumulate at the Modified Dividend Rate pursuant to the terms of this Section 4 from (and including) the Remarketing Settlement Date. Any reference herein to accumulated and unpaid dividends shall include any such dividends at the Modified Dividend Rate, if applicable.

(b)           Cumulative Dividends. Dividends on the Series B Shares shall be cumulative, and from and after any Dividend Payment Date or other date on which any dividend or any payment upon redemption, or any Conversion Date on which any payment upon conversion, in each case has accumulated or been deemed to have accumulated through such date has not been paid in full (the “Arrearage”), additional dividends shall accumulate in respect of the Arrearage at the then-applicable Dividend Rate. Such additional dividends in respect of any Arrearage shall be deemed to accumulate daily from such Dividend Payment Date, or other date on which any dividend or any payment upon redemption or Conversion Date, whether or not earned or declared, until the Arrearage is paid and shall constitute additional Arrearage from and after the immediately following Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have “accumulated” or that have been deemed to have accumulated with respect to the Series B Shares shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences.

(c)           Priority of Dividends.

(i)          For so long as any Series B Shares remain issued and outstanding, the Company will not, and will cause its Subsidiaries not to, declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Shares or redeem, repurchase or otherwise acquire, or make a liquidation payment relating to, any Junior Shares, or make any guarantee payment with respect thereto, in any case during or in respect of any Dividend Period (collectively, “Junior Payments”), unless: (1)(A) full dividends (including any Arrearage and dividends accumulated in respect thereof) have been or contemporaneously are declared and paid in cash or in kind on the Series B Shares for all Dividend Periods prior to the date of such Junior Payment and the Dividend Period in which such Junior Payment falls, and (B) no PIK Shares are then issued and outstanding; (2) Fidelity & Guaranty Life Insurance Company, or any successor “primary” insurance Subsidiary of the Company, maintains an A.M. Best Company financial strength rating of A- or higher; (3) the Company is in compliance with the covenants set forth in Section 12(c); (4) any such Junior Payments, when aggregated with all other Junior Payments, other than on the Series B Shares and the Series A Shares, in any given fiscal year of the Company, does not represent an amount greater than 20% of the Normalized AOI of the Company for the preceding fiscal year; and (5) if any Change of Control has occurred, the requirements of Section 12(c)(iv) were satisfied with respect to such Change of Control; provided, however, that the foregoing restriction will not apply to:

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A.           purchases, redemptions or other acquisitions of Junior Shares (and the payment of cash in lieu of fractional shares in connection therewith) required by any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors of the Company or any Subsidiary;

B.           the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of such Junior Shares;

C.           declaration of a non-cash dividend on the Capital Stock of the Company in connection with the implementation of a shareholders rights plan on customary terms designed to protect the Company against unsolicited offers to acquire its Capital Stock, or the issuance of Capital Stock of the Company under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

D.           dividends or distributions payable solely in Junior Shares, or warrants, options or rights to acquire Junior Shares; or

E.           conversions of any Junior Shares into, or exchanges of any Junior Shares for, a class or series of other Junior Shares.

Notwithstanding anything contained herein to the contrary, if any Junior Payment was permitted under this Section 4(c)(i) at the time it was declared or when it first became a contractual obligation, it shall be deemed permitted hereunder at the time it is actually paid; provided that such Junior Payment occurs within 60 days of such declaration or entry into such contractual obligation.

(ii)         For so long as any Series B Shares remain issued and outstanding, if full dividends (including any Arrearage and dividends accumulated in respect thereof) are not paid in full for any Dividend Period on the Series B Shares and any Parity Dividend Shares, all dividends paid or declared for payment on a dividend payment date with respect to the Series B Shares and the Parity Dividend Shares shall be shared (A) first ratably by the holders of any Parity Dividend Shares who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and thereafter (B) ratably by the holders of Series B Shares and any Parity Dividend Shares, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period. Any proportional dividend on Parity Dividend Shares that have cumulative dividend rights will take into account the amount of any accumulated but unpaid dividends and arrearage with respect to such shares. To the extent a dividend period with respect to any Parity Dividend Shares coincides with more than one Dividend Period with respect to the Series B Shares, for purposes of the immediately preceding sentence the Board of Directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period with respect to the Series B Shares, or shall treat such dividend period(s) with respect to any Parity Dividend Shares and Dividend Period(s) with respect to the Series B Shares for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Parity Dividend Shares and the Series B Shares. To the extent a Dividend Period with respect to the Series B Shares coincides with more than one dividend period with respect to any Parity Dividend Shares, for purposes of the first sentence of this paragraph the Board of Directors shall treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Parity Dividend Shares, or shall treat such Dividend Period(s) with respect to the Series B Shares and dividend period(s) with respect to any Parity Dividend Shares for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series B Shares and such Parity Dividend Shares. The term “dividend period” as used in this paragraph means such dividend periods as are provided for in the terms of any Parity Dividend Shares and, in the case of Series B Shares, Dividend Periods applicable to shares of Series B Shares; and the term “dividend payment dates” as used in this paragraph means such dividend payment dates as are provided for in the terms of any Parity Dividend Shares and, in the case of Series B Shares, Dividend Payment Dates applicable to Series B Shares.

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(iii)        Subject to this Section 4, such dividends (payable in cash, in kind, securities or other property) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Junior Shares and any Parity Dividend Shares, from time to time out of any funds legally available for such payment, and the Holders of Series B Shares shall not be entitled to participate in any such dividends.

(iv)        Notwithstanding any other section of this Section 4, the Company will not, and will cause its Subsidiaries not to, make any Junior Payment if such payment would cause the aggregate issuance of Ordinary Shares upon conversion of Series B Shares and Series A Shares to be greater than 19.99% of the Ordinary Shares issued and outstanding as of the date hereof (calculated using the methodology applied under Section 312.03 of the NYSE Listed Company Manual and assuming that such Series B Shares were convertible pursuant to Section 7 at the time of the applicable Dividend Payment Date at a Conversion Price equal to the value of clause (iii) of the definition of Floor Price), until such time as the Company obtains the Shareholder Approval.

Section 5.             Liquidation Rights.

(a)          Liquidation. Subject to applicable law, in the event of any voluntary or involuntary liquidation of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Liquidation Shares and subject to the rights of the holders of any Parity Liquidation Shares and the rights of the Company’s creditors, to receive in full in respect of each Series B Share a liquidating distribution in the amount of the Original Liquidation Preference plus all accumulated and unpaid dividends in respect of such share, whether or not declared (including Arrearage and dividends accumulated in respect thereof) to, but excluding, the date fixed for liquidation or, if applicable, the date of a Remarketing or repurchase pursuant to Section 11 or redemption pursuant to Section 6 (the “Liquidation Preference”). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary winding up of the affairs, liquidation or dissolution of the Company other than what is expressly provided for in this Section 5.

(b)          Partial Payment. If, following the commencement of any voluntary or involuntary liquidation of the Company, the assets of the Company are not sufficient to pay the liquidating distributions payable with respect to the Series B Shares and the Parity Liquidation Shares, the amounts paid to the Holders and to the holders of all Parity Liquidity Shares shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

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(c)          Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Liquidation Shares are entitled have been paid, the holders of Junior Liquidation Shares shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d)          Merger, Amalgamation, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, lease or other disposition (for cash, shares, securities or other consideration) of all or substantially all of the assets of the Company shall not be deemed to be a voluntary or involuntary liquidation of the Company, nor shall the consolidation, merger, amalgamation, binding share exchange or reclassification or any similar transaction involving the Company (whether or not the Company is the surviving or resulting entity) be deemed to be a voluntary or involuntary liquidation of the Company.

Section 6.             Redemption.

(a)          Optional Redemption. The Series B Shares are perpetual and have no maturity date. The Series B Shares may not be redeemed prior to the first Dividend Payment Date falling on or after November 30, 2022 (the “NC Date”); provided that nothing herein shall be construed to limit the repurchase or acquisition by the Company or any Affiliate of the Company of Series B Shares through privately negotiated transactions, tender offers or otherwise (including redemption under Section 6(b)). The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds lawfully available therefor, in whole or in part, the Series B Shares at the time issued and outstanding, at any time on or after the NC Date, upon notice given as provided in Section 6(d) below, and at a redemption price in cash equal to the Liquidation Preference (calculated as if the date of redemption was the date fixed for winding up) on the Series B Shares being redeemed (the “Redemption Price”). In connection with a Successful Remarketing of the Series B Shares, the NC Date may be changed by the Board of Directors to a later date as set forth in Section 11.

(b)          Redemption of PIK Shares. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds lawfully available therefor, in whole or in part, the PIK Shares at the time issued and outstanding, at any time, upon notice given as provided in Section 6(d) below, for cash at the Redemption Price.

(c)          Notice of Company Redemption. Notice of every redemption of Series B Shares (including any PIK Shares) pursuant to Section 6(a)or Section 6(b) shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the register of members of the Company. In respect of any mailing pursuant to Section 6(a) or Section 6(b), such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of the Series B Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Shares. Each notice shall state:

(i)          the expected redemption date;

(ii)         the number of Series B Shares to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii)        the applicable Redemption Price;

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(iv)        the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and

(v)         that dividends on the shares to be redeemed will cease to accumulate on the redemption date.

Notwithstanding the foregoing, if the Series B Shares are held by a Depositary, the Company may give such notice in any manner permitted by the Depositary.

(d)          Partial Redemption. In case of any redemption of only part of the Series B Shares at the time issued and outstanding, the number of Series B Shares to be redeemed from each Holder shall be pro rata in proportion to the number of issued and outstanding Series B Shares held by such Holders. Subject to the provisions of this Section 6 and the Articles of Association, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which the Series B Shares shall be redeemed from time to time.

(e)          Effectiveness of Redemption. If notice of redemption has been duly given pursuant to Section 6(c) and if on or before the redemption date specified in the notice all funds necessary for payment of the applicable Redemption Price have been set aside by the Company, separate and apart from its other assets, for the benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof in trust for the pro rata benefit of the Holders of the shares called for redemption (the “Trust”), then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the date of such deposit the voting rights and covenants set forth in Section 12 shall cease to be of further effect and any PIK Shares in respect of which such deposit has been made shall be deemed to be not outstanding for purposes of Section 4(c)(i)(1)(B). On and after the redemption date all shares so called for redemption shall cease to be issued and outstanding, all dividends with respect to such shares shall cease to accumulate on such redemption date and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7.             Right of the Original Holders to Convert.

From and after November 30, 2027, but subject to the last sentence of this Section 7, each Original Holder shall have the right, at such Original Holder’s option (including after a notice of redemption has been given pursuant to Section 6(a) or Section 6(b) but prior to the date of actual redemption), to convert all or any portion of such Original Holder’s Series B Shares at any time into a number of Ordinary Shares equal to the then-applicable Conversion Rate multiplied by the number of Series B Shares to be converted (subject to the conversion procedures of Section 8), plus cash in lieu of fractional shares. Notwithstanding the foregoing, an Original Holder shall not be permitted to exercise its right of conversion with respect to any Series B Shares unless it has first sought the Remarketing of such Series B Shares pursuant to Section 11, and such Series B Shares are not disposed of in accordance with the terms thereof (including as a result of an Unsuccessful Remarketing). The right of conversion set forth in this Section 7 shall only be exercisable by the Original Holders, and no subsequent Holders shall be entitled thereto.

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Section 8.             Conversion Procedures.

(a)          Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared or payable on any such converted Series B Shares and such Series B Shares shall cease to be issued and outstanding, in each case, subject to the right of the Original Holders to receive any payments to which they are entitled to as of such time pursuant to the terms hereof.

(b)          Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 9, shall be made in respect of dividends payable to holders of the Ordinary Shares of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, Ordinary Shares issuable upon conversion of, or other securities issuable upon conversion of, any Series B Shares shall not be deemed issued and outstanding for any purpose, and Holders shall have no rights with respect to the Ordinary Shares or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Ordinary Shares or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Ordinary Shares or other securities issuable upon conversion) by virtue of holding Series B Shares; provided that nothing in this Section 8(b) shall be deemed to restrict or limit the rights of Holders under the terms of the Series B Shares themselves, including the voting rights set forth in Section 12 and the rights to dividends and liquidating distributions set forth in Section 4 and Section 5, respectively.

(c)          Record Holder of the Ordinary Shares. Each conversion will be deemed to have been effective as to any Series B Shares surrendered for conversion on the Conversion Date; provided, however, that the Person or Persons entitled to receive the Ordinary Shares and/or cash, securities or other property issuable upon conversion of the Series B Shares shall be treated for all purposes as the record holder(s) of such Ordinary Shares and/or securities as of the close of business on the last Trading Day of the period used to determine the relevant Conversion Price for such conversion. In the event that an Original Holder shall not by written notice designate the name in which Ordinary Shares and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of Series B Shares should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Original Holder and in the manner shown on the records of the Company or, in the case of Global Preferred Shares, through the facilities of the Depositary. The Ordinary Shares and/or cash, securities or other property issuable upon conversion of the Series B Shares shall be delivered by the Company no later than the third Business Day following the last Trading Day of the period used to determine the relevant Conversion Price for such conversion.

(d)          Conversion Procedure. An Original Holder may commence a conversion pursuant to this Section 8 by delivering a complete and manually signed conversion notice, in the form provided by the Conversion Agent, or a facsimile of the conversion notice, to the Conversion Agent, provided that such notice may, pursuant to a written notice thereunder be made contingent upon (but only upon) the successful completion of any registered public offering of the Ordinary Shares to be issued on such conversion that is being conducted pursuant to the registration rights attaching to such Ordinary Shares at such time and such notice shall in all other respects be irrevocable (the date on which such notice is received, the “Conversion Notice Date”; provided that, if such date is not a Business Day or such compliance does not occur prior to the close of business on such date, the Conversion Notice Date shall be the next Business Day).

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On or before the 31st Trading Day following the Conversion Notice Date (the “Conversion Date”), the Original Holder must:

(i)          surrender the Series B Shares to the Conversion Agent (if the Series B Shares are certificated);

(ii)         pay any funds equal to the dividends payable on the next Dividend Payment Date that such Holder is required to pay under this Section 8(d);

(iii)        if required, furnish customary endorsements and transfer documents; and

(iv)        if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 22.

If an Original Holder’s interest is a beneficial interest in a global certificate representing Series B Shares, in order to convert an Original Holder must comply with clauses (ii), (iii) and (iv) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

Provided that the Original Holder has complied with the foregoing, on the Conversion Date, the Conversion Agent shall, on such Original Holder’s behalf, convert the Series B Shares into Ordinary Shares, (x) in accordance with the terms of the notice delivered by such Original Holder to the Conversion Agent or (y) otherwise pursuant to any applicable Depositary procedures, if applicable.

If an Original Holder converts its Series B Shares after the close of business on a Dividend Record Date, but prior to the open of business on the Dividend Payment Date corresponding to such Dividend Record Date, then (x) the Original Holder of such Series B Shares at the close of business on such Dividend Record Date shall be entitled, notwithstanding such conversion, to receive, on such Dividend Payment Date, the unpaid dividends that have accrued on such Series B Shares to, but excluding, such Dividend Payment Date; and (y) the Original Holder of such Series B Shares must, upon surrender of such Series B Shares for conversion, accompany such Series B Shares with an amount of cash equal to the dividends that will be payable on such Series B Shares on such Dividend Payment Date.

(e)          Conversion Effect. The conversion may be effected in any manner permitted by applicable law and the Articles of Association, including redeeming or repurchasing the relevant Series B Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Board of Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of amounts standing to the credit of the Company’s share premium account or out of its capital. Until such time as the Company obtains the approval of its shareholders of the conversion of the Series B Shares into Ordinary Shares for purposes of Section 312.03 of the NYSE Listed Company Manual (the “Shareholder Approval”), notwithstanding anything to the contrary in this Section 8, the aggregate issuance of Ordinary Shares upon conversion of Series B Shares and Series A Shares shall be capped at 19.99% of the Ordinary Shares issued and outstanding as of the date hereof and the Original Holder shall not be entitled to any cash or other consideration for Ordinary Shares not received due to this limitation.

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Section 9.            Anti-Dilution Adjustments.

(a)          Adjustments. The Floor Price will be subject to adjustment, without duplication, under the following circumstances:

(i)          the issuance to all holders of Ordinary Shares of Ordinary Shares as a dividend, bonus shares or distribution to all holders of Ordinary Shares, or a subdivision or combination of Ordinary Shares, in which event the Floor Price will be adjusted based on the following formula:

FP1 = FP0 / (OS1 / OS0)

where,

FP0 =	the Floor Price in effect at the close of business on the Record Date

FP1 =	the Floor Price in effect immediately after the Record Date

OS0 =	the number of Ordinary Shares issued and outstanding at the close of business on the Record Date prior to giving effect to such event

OS1 =	the number of Ordinary Shares that would be issued and outstanding immediately after, and solely as a result of, such event

(ii)         the issuance to all holders of Ordinary Shares of rights or warrants (including convertible securities) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase Ordinary Shares at an exercise price per share less than (or having a conversion price per share less than) the Current Market Price as of the date such issuance is publicly announced, in which event the Floor Price will be adjusted based on the following formula:

FP1 = FP0 / [(OS0 + X) / (OS0 + Y)]

where,

FP0 =	the Floor Price in effect at the close of business on the Record Date

FP1 =	the Floor Price in effect immediately after the Record Date

OS0 =	the number of Ordinary Shares issued and outstanding at the close of business on the Record Date prior to giving effect to such event

X =	the total number of shares of Ordinary Shares issuable pursuant to such rights (or upon conversion of such securities)

Y =	the aggregate price payable to exercise such rights (or the aggregate conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Ordinary Shares over each of the 10 consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights

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However, the Floor Price will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration; provided that such readjustment shall not have any effect on Series B Shares that had been converted prior to such readjustment or on the Ordinary Shares issued pursuant thereto, and such readjustment shall apply only to such Series B Shares that remain issued and outstanding at the time of such readjustment.

(iii)        the dividend or other distribution to all holders of Ordinary Shares of shares in the capital of the Company (other than Preferred Shares), rights or warrants (including convertible securities) to acquire shares of the Company or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clause (i) or (ii) above or (iv) below), in which event the Floor Price will be adjusted based on the following formula:

FP1 = FP0 / [SP0 / (SP0 – FMV)]

where,

FP0 =	the Floor Price in effect at the close of business on the Record Date

FP1 =	the Floor Price in effect immediately after the Record Date

SP0 =	the Current Market Price as of the Record Date

FMV =	the fair market value (as reasonably determined by the Board of Directors) on the Record Date of the shares of the Company, rights or warrants, or evidences of indebtedness or assets so distributed, expressed as an amount per Ordinary Share

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend, bonus shares or other distribution on shares in the capital of the Company (other than Preferred Shares) consists of shares of, or similar equity interests in, a Subsidiary or other business unit of the Company (e.g., a spin-off), that are, or, when issued, will be, traded on a securities exchange or quoted on a quotations facility in the U.S. or elsewhere, then the Floor Price will instead be adjusted based on the following formula:

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FP1 = FP0 / [(FMV0 + MP0 ) / MP0]

where,

FP0 =	the Floor Price in effect at the close of business on the Record Date

FP1 =	the Floor Price in effect immediately after the Record Date

FMV0 =	the average of the VWAP of the shares, similar equity interests or other securities distributed to holders of Ordinary Shares applicable to one Ordinary Share over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such shares, similar equity interests or other securities on the principal exchange or other market on which they are then listed, quoted or traded

MP0 =	the average of the VWAP of the Ordinary Shares over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the principal exchange or other market on which Ordinary Shares is then listed or quoted; and

(iv)        the Company or one or more of its Subsidiaries make purchases of Ordinary Shares pursuant to a tender or exchange offer by the Company or a Subsidiary of the Company for Ordinary Shares to the extent (as reasonably determined by the Board of Directors) that the cash and value of any other consideration included in the payment per Ordinary Share validly tendered or exchanged exceeds the VWAP per Ordinary Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Floor Price will be adjusted based on the following formula:

FP1 = FP0 / [[FMV + (SP1 x OS1 )] / (SP1 x OS0 )]

where,

FP0 =	the Floor Price in effect at the close of business on the Expiration Date

FP1 =	the Floor Price in effect immediately after the Expiration Date

FMV =	the fair market value (as reasonably determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

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OS1 =	the number of Ordinary Shares issued and outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (treating all Purchased Shares as issued and outstanding at the Expiration Time), less any Purchased Shares

OS0 =	the number of shares of Ordinary Shares issued and outstanding at the Expiration Time, including any Purchased Shares

SP1 =	the average of the VWAP of the Ordinary Shares over each of the 10 consecutive Trading Days commencing on the Trading Day immediately after the Expiration Date.

(b)          Calculation of Adjustments. Each adjustment to the Floor Price shall be calculated by the Company as soon as reasonably practicable after the event requiring such adjustment has been consummated (and all factors necessary to calculate such adjustment are known), in each case to the nearest 1/10,000th of one Ordinary Share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). Notwithstanding anything herein to the contrary, except in the case of a combination or reverse stock split of Ordinary Shares pursuant to Section 9(a)(i), in no case will any adjustment be made if it would result in an increase to the then effective Floor Price. No adjustment to the Floor Price will be required unless such adjustment would require an increase or decrease of at least 1%; provided, however, that any such minor adjustments that are not required to be made, and are not made, will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any such adjustment of less than one percent that has not been made will be made upon (x) the date of any notice of redemption of the Series B Shares in accordance with the provisions hereof and (y) any Conversion Date.

(c)          When No Adjustment Required.

(i)          Except as otherwise provided in this Section 9, the Floor Price will not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase any of the foregoing or for the repurchase of Ordinary Shares.

(ii)         No adjustment to the Floor Price need be made:

A.	upon the issuance of any Ordinary Shares pursuant to any present or future customary plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment, at market prices, of additional optional amounts in Ordinary Shares; or

B.	upon the issuance of any Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee or director benefit plan or program of or assumed by the Company or any of its Subsidiaries or other Affiliates; or

C.	upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security issued and outstanding as of the date hereof; or

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D.	upon the repurchase of any Ordinary Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 9(a)(iv); or

E.	for accrued and unpaid interest, if any.

(iii)        No adjustment to the Floor Price will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Ordinary Shares.

(iv)        Notwithstanding any other provision herein to the contrary, no adjustment shall be made (1) in respect of an event otherwise requiring an adjustment under this Section 10, except to the extent such event is actually consummated or (2) if the holder of the Series B Shares shall be entitled to receive the distribution described under Section 9(a)(i)-(iii) or participate in the event described in Section 9(a)(i)-(iv), whether on an as-converted basis (based on a Conversion Price equal to the higher of (A) a 5.0% discount to the VWAP per Ordinary Share on the Trading Day preceding the ex-date of such distribution and (B) the Floor Price) or due to becoming the record holder of the Ordinary Shares upon the conversion of the Series B Shares.

(d)          Record Date. For purposes of this Section 9, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Ordinary Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(e)          Successive Adjustments. After an adjustment to the Floor Price under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to such Floor Price as so adjusted.

(f)          Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Floor Price pursuant to this Section 9 under more than one subsection hereof, such event, to the extent taken into account in any adjustment, shall not result in any other adjustment hereunder.

(g)          Notice of Adjustments. Whenever a Floor Price is adjusted as provided under this Section 9, the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, within 10 Business Days after becoming so aware):

(i)          compute the adjusted applicable Floor Price in accordance with this Section 9 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth such adjusted applicable Floor Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)         provide a written notice to the Original Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Floor Price was determined and setting forth the adjusted applicable Floor Price.

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(h)          Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Floor Price or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to this Section 9(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any other securities or property, that may at the time be issued or delivered with respect to any Series B Shares; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares pursuant to the conversion of Series B Shares or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 9.

(i)          Fractional Shares. No fractions of Ordinary Shares will be issued to holders of the Series B Shares upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of an Ordinary Share, calculated on an aggregate basis in respect of the Series B Shares being converted, multiplied by the Closing Price of the Ordinary Shares on the Trading Day immediately preceding the applicable Conversion Date.

Section 10.           Adjustment for Reorganization Events.

(a)          Reorganization Events. In the event of:

(i)          any consolidation, merger, amalgamation, binding share exchange or reclassification involving the Company in which all or substantially all issued and outstanding Ordinary Shares are converted into or exchanged for cash, securities or other property of the Company or another Person; or

(ii)         the completion of any sale or other disposition in one transaction or a series of transactions of all or substantially all the assets of the Company to another Person;

each of which is referred to as a “Reorganization Event”, each Series B Share issued and outstanding immediately prior to such Reorganization Event will, without the consent of the Holders of the Series B Shares, become convertible into the kind and amount of securities, cash and other property, if any (the “Exchange Property”), receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon that have a record date that is prior to the applicable Conversion Date) per Ordinary Share by a holder of Ordinary Shares that is not a Person with which the Company effected such consolidation, merger, binding share exchange or reclassification, or to which such sale or other disposition was made, as the case may be (each of the Company and any such other Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Ordinary Shares held by Affiliates and non-Affiliates of the Company; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Ordinary Share held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof (due to elections or otherwise), then for the purpose of this Section 10(a), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares (other than Constituent Persons and Affiliates thereof) that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the Exchange Property received per Ordinary Share, as determined in accordance with this Section 10.

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(b)          Successive Reorganization Events. The above provisions of this Section 10 shall similarly apply to successive Reorganization Events and the provisions of Section 9 shall apply to any securities of the Company (or any successor) received by the holders of the Ordinary Shares in any such Reorganization Event.

(c)          Reorganization Event Notice. The Company (or any successor) shall, within 20 days after the occurrence of any Reorganization Event, provide written notice to the Original Holders of such occurrence of such event and of the kinds and amounts of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 10.

Section 11.           Remarketing.

(a)          At any time following November 30, 2022, unless a Competing Remarketing is occurring and has not terminated, the Original Holders may elect, at their option, to cause the Company to engage the Remarketing Agent(s) on either a “best efforts” or firm commitment basis at the option of the Company and enter into the Remarketing Agreement to remarket the Series B Shares in accordance with this Section 11 (a “Remarketing”). Each electing Original Holder (collectively, the “Participating Holders”) may have all, but not less than all, of their Series B Shares remarketed in such Remarketing by delivering such Series B Shares, along with written notice of their election (a “Remarketing Notice”), to the Company and the Transfer Agent. The Remarketing Agent(s) shall be selected by the Company, in consultation with the Original Holders, pursuant to Section 11(l). The Original Holders may, as a group, only cause one Remarketing pursuant to this Section 11; provided, that following each Unsuccessful Remarketing hereunder, the Original Holders, as a group, shall be permitted to cause another Remarketing; provided, further, that any remarketing pursuant to Section 11(h) of the Series A Certificate of Designations in which the Original Holders elect to participate shall not be deemed a Remarketing for the purposes of this Certificate of Designations. Nothing in this Section 11 shall preclude the Company from exercising its redemption rights under Section 6(a) at any time permitted thereunder.

(b)          Upon receipt of any Remarketing Notice, the Company shall use its reasonable best efforts to engage the Remarketing Agent(s) and enter into the Remarketing Agreement as promptly as practicable, but in any event within 30 days after receipt of such Remarketing Notice (the “Engagement Deadline”). The Company shall notify the Remarketing Agent(s) in writing of the aggregate number of Series B Shares to be remarketed and shall provide such other information and cooperation to the Remarketing Agent(s) as is reasonably necessary or desirable to conduct the Remarketing.

(c)          The Company shall cause the Remarketing to be conducted over a period of up to 10 consecutive Business Days (or such longer period as the Company, the Remarketing Agent and the Participating Holders may mutually agree (each such period, a “Remarketing Period”)) selected by the Company, the Remarketing Agent and the Participating Holders that falls during the Remarketing Window. Pursuant to, and subject to the terms of, the Remarketing Agreement, the Company shall cause the Remarketing Agent(s) to use its reasonable best efforts to remarket such Series B Shares at or above the Original Remarketing Price.

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(d)          If the Remarketing Agent(s) determine, prior to the commencement of the Remarketing Period, that the Remarketing is unlikely to be successful at or above the Original Remarketing Price on the existing terms of the Series B Shares, then the Remarketing Agent(s) shall notify the Company and the Participating Holders thereof. In such event, the Participating Holders, in connection with the Remarketing, may either (i) terminate the Remarketing by delivery of written notice thereof to the Company (any such terminated Remarketing shall constitute an Unsuccessful Remarketing for purposes of this Certificate of Designations), or (ii) request, in writing, that the dividend rate on all Series B Shares (whether or not remarketed) be increased by the Company to a rate that would allow the Series B Shares to be remarketed at the Original Remarketing Price and, if the Board of Directors so approves, such dividends will be payable quarterly in arrears, commencing on the January 1, April 1, July 1 or October 1 immediately succeeding the Remarketing Settlement Date in accordance herewith, when, as and if declared by the Board of Directors. In addition, pursuant to the terms hereof, (A) the earliest redemption date for the Series B Shares may be changed to be a later date, and (B) such other changes to the terms of the Series B Shares as may be agreed between the Company and the Participating Holders may be made. These modifications shall become effective if the Remarketing is successful, without the consent of the Holders and notwithstanding anything to the contrary in this Certificate of Designations, on the Remarketing Settlement Date. If a Successful Remarketing occurs, the Company will request the Depositary to notify the Depositary Participants holding Series B Shares of any Modified Dividend Rate, Modified Redemption Date, dividend payment dates and other modified terms (any such terms, “Modified Terms”) for the Series B Shares on the Business Day following the date of the Successful Remarketing. Any Modified Terms shall be made with the intention of preserving any then-existing rating agency equity credit for the Series B Shares. In the event of any Remarketing on Modified Terms, the Company shall cause the Remarketing Agent(s) to use its reasonable best efforts to remarket such Series B Shares during the Remarketing Period on the Modified Terms at the highest price reasonably attainable by the Remarketing Agent(s), but, without the prior consent of the Participating Holders, no less than 90% of the Liquidation Preference for the Series B Shares to be remarketed (any such price, a “Modified Remarketing Price”).

(e)          If the Remarketing Agent(s) is able to remarket such Series B Shares for a Remarketing Price permitted by this Section 11 in the Remarketing in accordance with the Remarketing Agreement (a “Successful Remarketing”), the Company and the Participating Holders shall cause the Transfer Agent to transfer the remarketed Series B Shares to the Remarketing Agent(s) upon confirmation of the Company’s receipt of proceeds of such Successful Remarketing. Settlement shall occur on the Remarketing Settlement Date. The Remarketing Agent(s) shall remit the proceeds of the Successful Remarketing to the Participating Holders on the Remarketing Settlement Date.

(f)          If, in spite of its reasonable best efforts, the Remarketing Agent(s) cannot remarket the Series B Shares as set forth above during the Remarketing Period at a price not less than the Remarketing Price or the Modified Remarketing Price, as applicable, or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Remarketing will be deemed to have been unsuccessful (an “Unsuccessful Remarketing”). The Company shall notify, in writing, the Participating Holders and the Transfer Agent of the Unsuccessful Remarketing on the Business Day immediately following the last date of the Remarketing Period. Promptly (but in any event within five Business Days) after receipt of written notice from the Company of an Unsuccessful Remarketing, the Transfer Agent will return Series B Shares to the appropriate Holders. The Remarketing to which such any Unsuccessful Remarketing relates shall terminate for all purposes upon the delivery of the notification set forth in the immediately preceding sentence.

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(g)          If there is a Successful Remarketing at a Modified Remarketing Price, then the Company shall reimburse (the “Remarketing Reimbursement”) each Participating Holder (the “Reimbursed Holders”) for an amount equal to the excess, if any, of the Liquidation Preference for the Series B Shares that such Reimbursed Holder elected to include in the Remarketing over the aggregate Modified Remarketing Price of such Series B Shares (the “Remarketing Loss”); provided that the Remarketing Loss with respect to any Series B Share shall not exceed 10% of the Liquidation Preference for such Series B Share. The Remarketing Reimbursement may be paid by the Company in cash or by issuing duly authorized and fully paid and nonassessable Ordinary Shares or by a combination thereof, in the Company’s discretion. Any Remarketing Reimbursement to be paid in cash shall be paid to the Reimbursed Holders on the Remarketing Settlement Date. If any portion of the Remarketing Reimbursement is paid by the delivery of Ordinary Shares (such dollar amount, the “Remarketing Loss Share Amount”), then (x) the number of Ordinary Shares deliverable in respect of such portion shall be equal to the result of (i) the portion of the Remarketing Loss being reimbursed in Ordinary Shares, divided by (ii) a dollar amount equal to the higher of (A) an 8.0% discount to the average of the VWAP per Ordinary Share on each of the 30 consecutive Trading Days from, but excluding the Remarketing Settlement Date (the “Remarketing Loss Share Pricing Period”), and (B) $6.00, and (y) such Ordinary Shares shall be delivered to the Reimbursed Holders on the first Business Day following the end of the Remarketing Loss Share Pricing Period plus an amount in cash equal to the Remarketing Interest Amount. The Remarketing Reimbursement shall be treated by the Company and the Original Holders as proceeds from the sale or exchange of Series B Shares for United States federal (and other applicable) tax purposes.

(h)          Within five Business Days after receipt of any Remarketing Notice, the Company shall notify the Original Series A Holders (but only if they still hold Series A Shares) of the Remarketing (a “Series A Remarketing Notice”) and provide for a process by which such Original Series A Holders may elect to participate in the Remarketing, subject to the terms of this Section 11(h). The Remarketing Notice shall specify the anticipated timing for the Remarketing and the Engagement Deadline. The electing Original Series A Holders (the “Participating Series A Holders”) may have their Series A Shares remarketed in such Remarketing by delivering their Series A Shares, along with written notice of their election (a “Series A Participation Notice”), to the Company and the Transfer Agent (with a copy of such notice to the Original Holders) by the Engagement Deadline. Any such election shall be irrevocable with respect to such Remarketing. With respect to the remarketing of any Series A Shares included in any Remarketing pursuant to this Section 11(h) (the “Included Series A Shares”): (i) the Included Series A Shares shall be treated equivalently to the Series B Shares; (ii) the Participating Holders shall be entitled to control the Remarketing and make all decisions in respect of the Remarketing pursuant to this Section 11 and the Remarketing Agreement, including the termination of any Remarketing; (iii) the Company shall cause any Modified Terms to be applied to the Series A Shares; and (iv) if the Remarketing Agent(s) advise the Company and the Participating Holders that in its opinion the number of Series B Shares and Included Series A Shares proposed to be included in such Remarketing exceeds the number of Series B Shares and Included Series A Shares which can be sold in such Remarketing without materially delaying or jeopardizing the success of the Remarketing (including the amount of the Remarketing Price for the Series B Shares and Included Series A Shares proposed to be sold in such Remarketing), the Company shall cause the Remarketing Agent(s) to remarket only such number of Series B Shares and Included Series A Shares that in the opinion of such Remarketing Agent(s) can be sold in such Remarketing without materially delaying or jeopardizing the success of the Remarketing (including the amount of the Remarketing Price for the Series B Shares and Included Series A Shares proposed to be sold in such Remarketing), and (v) the Participating Series A Holders shall be liable for the underwriting discounts and commissions in accordance with Section 14(b). The reduced number of Series B Shares and Included Series A Shares to be included in any such Remarketing will be calculated in proportion to the aggregate amount of liquidation preference represented by Series B Shares and Included Series A Shares that were to be included in such Remarketing.

(i)          The Company agrees to use its reasonable best efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, under the Securities Act with regard to the full amount of the Series B Shares to be remarketed in the Remarketing in each case shall be effective with the United States Securities and Exchange Commission in a form that may be used by the Remarketing Agent(s) in connection with such Remarketing (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts the Remarketing in accordance with an exemption under the securities laws (including Rule 144A under the Exchange Act)).

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(j)          In connection with a Remarketing, the Board of Directors shall determine any Modified Terms pursuant to Section 11(d) after consultation with the Remarketing Agent; provided that any such changes are only those either requested by the Participating Holders or to which the Participating Holders consent. In the event of a Successful Remarketing, the Dividend Rate may be increased, a Modified Redemption Date may be established, and/or other Modified Terms may be established, in each case, on the Remarketing Settlement Date, to the applicable Modified Dividend Rate and/or Modified Redemption Date as determined by the Board of Directors after consultation with the Remarketing Agent(s), and the Company shall (i) notify each of the Transfer Agent and the Conversion Agent by an Officer’s certificate delivered to the Transfer Agent and the Conversion Agent and (ii) request the Depositary to notify its Depositary Participants holding Series B Shares, in each case, of the Modified Terms established for the Series B Shares during the Remarketing on the Business Day following the date of the Successful Remarketing. The Dividend Rate cannot be decreased, and no modification that is detrimental to the Holders can be made, in connection with a Remarketing. Any modified terms of the Series B Shares in connection with a Remarketing shall apply to every Series B Share, whether or not remarketed, and to every Series A Share (without any further action by the holders of Series A Shares). In the event of an Unsuccessful Remarketing, the Dividend Rate and the other terms of the Series B Shares will not be modified.

(k)          The Company shall provide the Original Holders (but only if they hold any Series B Shares) with written notice of the termination of any remarketing pursuant to Section 11 of the Series A Certificate of Designations. Any change or modification to the terms of the Series A Shares as a result of any Series A Remarketing shall also be applied to the terms of the Series B Shares (without any further action by the Holders). The Modified Dividend Rate cannot result in an overall rate that is less than the then-applicable Dividend Rate, and no modification that is detrimental to the Holders can be made, in connection with modifications to the Series B Shares resulting from a Series A Remarketing. Any participation by an Original Holder in a Remarketing pursuant to Section 11(h) of the Series A Certificate of Designation shall not constitute a Remarketing pursuant to this Section 11.

(l)          The Company shall, within 10 days of the receipt of a Remarketing Notice, select, in consultation with, and subject to the approval of, the Original Holders, the Remarketing Agent(s) for any Remarketing; provided that (A) the Original Holders may not unreasonably withhold, delay or condition their approval and (B) that any Remarketing Agent(s) so selected shall be a financial institution of nationally recognized standing in the United States. The Company shall cause any Remarketing Agreement to contain terms that reflect, and are consistent with, the terms of this Section 11. If the Company fails to select a Remarketing Agent within 10 days of the receipt of a Remarketing Notice, the Original Holders shall select the Remarketing Agent subject to the proviso provided under clause (B) in this Section 11(l).

(m)          The Company shall provide written notice of any modifications to the terms of the Series B Shares as a result of a Remarketing or a Series A Remarketing to all Holders within five Business Days after the time any such modifications become effective.

Section 12.           Voting Rights.

(a)          General. The Holders shall not be entitled to vote on, consent to or take any other action with respect to any matter except as set forth herein or as otherwise required by applicable law.

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(b)          Right to Appoint Two Directors Upon Nonpayment Events.

(i)          If and whenever dividends on the Series B Shares, or on any other class or series of Parity Dividend Share, have not been declared or paid in an aggregate amount equal, as to any particular class or series, to at least six quarterly dividend periods, whether consecutive or not (a “Nonpayment”), the Holders, together with the holders of any and all classes and series of Parity Dividend Share having “like voting rights” (i.e., being similarly entitled to vote for two additional directors at such time) (the Holders and any such other holders, collectively, the “Voting Holders”), shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Ordinary Shares, to Appoint (as defined below) two additional directors from among such nominees, in the manner provided in this Section 12(b). Each such director Appointed by the Voting Holders pursuant to this Section 12(b) is herein called a “Preferred Share Director.” At no time shall the Board of Directors include more than two Preferred Share Directors.

(ii)         Nomination. At any time when the Voting Holders are entitled to Appoint a Preferred Share Director pursuant to this Section 12(b), any one or more of the Holders entitled to receive at least a majority in aggregate liquidation preference of the Series B Shares then issued and outstanding and entitled to Appoint under the terms of such shares, and/or any one or more holders of any other class or series of Parity Dividend Shares having like voting rights then issued and outstanding, shall have the right to recommend individuals to the Company to be Appointed as Preferred Share Directors. Such recommendations shall be in writing and shall be accompanied by a Director Acceptance Letter in the form attached hereto as Exhibit A (“Director Acceptance Letter”), from and signed by each such recommended individual and such background and other information about each such individual as the Company may reasonably request to ensure compliance with applicable disclosure and other considerations pursuant to applicable law and customary practice. The Board of Directors (excluding Preferred Share Directors) will nominate the individuals so recommended for each Preferred Share Director to be elected in accordance with the Articles of Association. The Board of Directors shall submit each recommended individual who it nominates pursuant to this Section 12(b)(ii) to the Voting Holders for Appointment as a Preferred Share Director as provided below.

(iii)        Appointment; Vacancy. The Appointment of the Preferred Share Directors by the Voting Holders may take place at any general or special meeting of shareholders or a separate class meeting of Voting Holders, or by means of a written resolution of the Voting Holders in lieu of a meeting thereof, in each case, as the Board of Directors may determine in its reasonable discretion. The Preferred Share Directors to be Appointed shall be so Appointed by a plurality of the votes cast by the Voting Holders at the relevant meeting (or, if the Appointment is effected by written resolution, by the Voting Holders constitution a quorum which shall also be the required voting threshold for purposes of a written resolution), in each case whether or not the number of nominees exceeds the number of individuals to be Appointed. Each of the Preferred Share Directors Appointed hereunder shall, subject to Section 12(b)(v), serve as a director until the next annual general meeting of the Company, or until the earlier of such time as he or she resigns, retires, dies or is removed in accordance with this Certificate of Designations and the Articles of Association or the special voting right pursuant to this Section 12(b) terminates. The Board of Directors shall nominate individuals to succeed such individuals as the Preferred Share Directors, in each case from among recommendations of the Voting Holders, all as provided in Section 12(b)(ii) provided that such recommendations may include any such individuals whose service has ended and, in lieu of selecting nominees from any such recommendations, the Board of Directors may, in its discretion, nominate any or both of such individuals whose service has ended (if willing to serve) for another term as a Preferred Share Director. Each Preferred Share Director shall agree, in the Director Acceptance Letter, to resign as such director when his or her term otherwise ends pursuant to any removal or termination of the special voting right as provided in this Section 12(b). In case any vacancy in the office of a Preferred Share Director occurs due to resignation, retirement, death or removal, the vacancy may be filled by the written consent of the Preferred Share Director remaining in office, or if none remains in office, in an election by Voting Holders as provided above for an initial election. All determinations and other actions to be made or taken by the Board of Directors with regard to Preferred Share Directors pursuant to this Section 12(b) shall be taken by the Board of Directors excluding the Preferred Share Directors, who shall not be entitled to vote with respect to such actions (and thus shall not be included for the purpose of applying any quorum and voting requirements applicable to such actions). The Company will use reasonable best efforts to cause the individuals nominated to be elected as soon as practicable, which will include for the avoidance of doubt, the initial election of any Preferred Share Director, and the election of Preferred Share Directors at any subsequent annual meeting following the initial election of any Preferred Share Director. Subject to the foregoing, each of the Preferred Share Directors shall have one vote as a director.

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(iv)        Notice of Meeting; Quorum. The Company shall as soon as practicable, and in no case more than 30 days after the Board of Directors has selected the nominees as provided above, submit such nominees to the Voting Holders for Appointment either (i) at a general or special meeting of the shareholders, (ii) at a separate class meeting of Voting Holders or (iii) by written resolution, as determined by the Board of Directors in its reasonable discretion. Notice for a meeting of Voting Holders may be given in the same manner as that provided in the Articles of Association for a general meeting of the Company. If the Company fails to give notice of a meeting of the shareholders or Voting Holders to Appoint the Preferred Share Directors within 30 days after the Board of Directors has selected the nominees for such Appointment as provided above, any Voting Holders entitled to recommend individuals for election as a Preferred Share Director shall be entitled (at the Company’s expense) to call such a general or special meeting of the shareholders or a separate class meeting of Voting Holders to Appoint such nominees selected by the Board of Directors, and for that purpose will have access to the register of members of the Company. At any separate class meeting of Voting Holders at which the Voting Holders have the right to Appoint the Preferred Share Directors, or at any adjournment thereof, the presence of at least one Person holding or representing by proxy at least 50% in aggregate liquidation preference of the Series B Shares and all other classes and series of Parity Dividend Share having like voting rights, in each case at the time issued and outstanding, will be required to constitute a quorum for the election of any Preferred Share Director. Such quorum requirement shall also apply with respect to any Appointment of Preferred Share Directors to be effected with the consent of Voting Holders given in a written resolution. At any general or special meeting of the shareholders or a separate class meeting of the Voting Holders, or adjournment thereof, the absence of such a quorum of Voting Holders will not prevent the election of directors other than the Preferred Share Directors, and the absence of a quorum for the election of such other directors will not prevent the Appointment of the Preferred Share Directors. The Company may fix a date as the record date for the purpose of determining the issued and outstanding preferred shares of any class or series, and the Holders and other holders thereof entitled to elect the Preferred Share Directors.

(v)         Appointment to Board. “Appoint” as used in this Section 12(b) shall mean the appointment of a Preferred Share Director to the Board of Directors; provided that, to the extent that such action is not permitted by the Articles of Association, “Appoint” shall mean nomination by the Voting Holders pursuant to this Section 12(b) and the use of reasonable best efforts by the Company to cause such Preferred Share Director to be appointed by the Board of Directors, or elected by the shareholders, to the Board of Directors pursuant to the Articles of Association as soon as is practicable.

(vi)        Termination; Removal. Whenever the Company has paid cumulative dividends in full on the Series B Shares and any other class or series of cumulative Parity Dividend Shares, then the right of the Holders to Appoint the Preferred Share Directors will cease (but subject always to the same provisions for the vesting of the special voting right in the case of any Nonpayment in respect of future Dividend Periods). The terms of office of the Preferred Share Directors will immediately terminate, and the Board of Directors shall resolve to reduce the number of directors constituting the Board of Directors by two. In addition, any Preferred Share Director may be removed at any time for cause by Voting Holders holding a majority in aggregate Liquidation Preference of the aggregate liquidation preference of the Series B Shares, together with all classes and series of Parity Dividend Share having like voting rights, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Ordinary Shares, at a general or special meeting of the Company or a separate class meeting of Voting Holders called by the Company as provided in Section 12(b)(iv) above. In addition, if the Board of Directors determines in its discretion at any time that there is cause for the shareholders to remove such director, the Board of Directors may in its discretion request that such director resign from the Board of Directors and may require that such director, as a condition to his or her initial election, agree in writing pursuant to his or her Director Acceptance Letter (as provided in Exhibit A hereto) to resign upon any such request. Upon the removal of any Preferred Share Director, the vacancy shall be filled in the manner set forth in Section 12(b)(iii). Notwithstanding the foregoing, if at any time there are no Series B Shares issued and outstanding, each Preferred Share Director’s term shall automatically terminate and no directors shall thereafter be appointed or elected pursuant to this Section 12.

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(c)          Other Voting Rights. So long as any Series B Shares are issued and outstanding, the Company may not consummate any action specified in this paragraph (c) without the vote or consent of the Holders of record entitled to receive at least a majority in aggregate of the Liquidation Preference of the Series B Shares at the time issued and outstanding and all voting or consenting as a single class (not including any Series B Shares “beneficially owned” (within the meaning of the Exchange Act) by the Company or any of its Affiliates), to the exclusion of the holders of Ordinary Shares:

(i)          any amendment, alteration or repeal of any provision of the Articles of Association or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series B Shares so as to affect them adversely;

(ii)         any authorization or creation of, or increase in the authorized amount of, or issuance of, any Senior Shares or Parity Shares, and any increase in the authorized number of Series B Shares or Series A Shares;

(iii)        any consolidation, merger, amalgamation, binding share exchange or reclassification involving the Company, except that, subject to applicable law, Holders of Series B Shares will have no right to vote or consent under this clause (iii) by reason of any such transaction if (A) the Series B Shares remain issued and outstanding or, in the case of any such transaction with respect to which the Company is not the surviving or resulting issuer, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent (provided that such entity is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction in the European Economic Area, and is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation for such purposes, the Company receives an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such transaction in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series B Shares prior to such transaction)), (B) the Series B Shares remaining issued and outstanding or such other preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Shares, taken as a whole, and (C) upon the completion of any such any consolidation, merger, amalgamation, binding share exchange or reclassification, no condition shall exist with respect to the surviving or resulting issuer that would require a consent pursuant to Sections 12(c)(i), (ii), (v) or (vii) if such surviving or resulting issuer were the Company;

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(iv)        any Change of Control if an Original Holder is a Holder of any Series B Shares at the time of the occurrence of such Change of Control, unless, prior to such occurrence, such Original Holder has either (1) received a bona fide, binding offer from a credible Person which, if accepted by the Original Holder, would result in the sale of all of such Original Holder’s Series B Shares to such Person prior to or contemporaneously with the completion of such Change of Control at a price equal to or greater than the then-current Liquidation Preference; provided that such offering Person shall not be Affiliated with or an agent of any Person or group participating in the Change of Control, or (2) provided its prior written consent to such Change of Control;

(v)         any incurrence of Indebtedness (as defined in the Credit Agreement as in effect on the Original Issue Date (and regardless of whether such Credit Agreement is later terminated, amended or modified)) by the Company or any intermediate holding company between the Company and CF Bermuda Holdings;

(vi)        any issuance or reclassification of equity securities by the Company, unless all securities into which such equity securities are reclassified are held by or one or more entities 100.0% of the equity of which is owned directly or indirectly by the Company; and

(vii)       take any action or permit any omission that would be in breach of Articles 6 and 7 of the Credit Agreement as in effect on the Original Issue Date (disregarding the preamble at the start of each Article 6 and 7, assuming the remainder of Articles 6 and 7 remain in full force and effect at all times, and regardless of whether such Credit Agreement, or any term thereof, lapses, is terminated, amended or modified), in each case, with such modifications as appropriate to reflect the passage of time and any changes in facts and circumstances as they relate to the Company and its Subsidiaries; provided that no waiver of any right or obligation contained in the foregoing provisions by any party to the Credit Agreement shall constitute a waiver of such provision for purposes of this Section 12(c)(vii);

provided, however, that any increase in the amount of the authorized or issued, or any creation of, any other preferred shares ranking junior to the Series B Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets following the commencement of the Company’s winding up, or any authorization, issuance or creation of any securities convertible into, or exercisable or exchangeable for, any such other preferred shares will not be deemed to adversely affect the voting powers, preferences or special rights of the Series B Shares and Holders will have no right under this Section 12(c) to vote on or consent to any such increase, authorization, issuance or creation.

If the Holders are entitled to vote on or consent to a specified action pursuant to this Section 12(c), the Company may call a separate class meeting of the Holders for the purpose of such vote. Any such vote may be held at a general meeting of the Company, or at a separate class meeting of the Holders and such other holders, as the Company may determine in its discretion. The Company may fix a date as the record date for the purpose of determining the issued and outstanding Series B Shares, and the Holders entitled to vote on or consent to any such specified action. At any general meeting of the Company or Holders where such vote is to occur, the necessary quorum for such vote (or consent) shall be at least one Person holding or representing by proxy at least 50% in aggregate liquidation preference of the Series B Shares entitled to vote on the relevant specified action.

(d)          Changes Without the Consent of the Holders. So long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series B Shares, and limitations and restrictions thereof, the Company may amend, alter, supplement, or repeal any terms of the Series B Shares without the consent of the Holders, to reflect any Modified Terms of the Series B Shares in connection with a Successful Remarketing pursuant to Section 11, or any amended or modified terms of the Series A Shares to be applied to the Series B Shares pursuant to Section 11(k).

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(e)           Changes After Provision for Redemption; Unredeemed Shares Remain Outstanding.

(i)          No vote or consent of the holders of Series B Shares shall be required pursuant to Section 12(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series B Shares shall have been redeemed or called for redemption and the funds necessary for payment of the Redemption Price have been deposited in Trust for the pro rata benefit of the Holders of the shares called for redemption.

(ii)         In the event of a Change of Control or Reorganization Event in which the Company’s Ordinary Shares shall be changed into or exchanged for other securities or property (including cash), the successor or acquiring Person shall expressly assume the due and punctual observation and performance of each and every covenant and condition contained in this Certificate of Designation to be performed and observed by the Company and all the obligations and liabilities hereunder, with such modifications and adjustments as equitable and appropriate in order to place the Holders in the equivalent economic position as prior to such Change of Control or Reorganization Event.

Section 13.          Preemption.

The Holders shall not have any rights of preemption with regard to any share capital (including Ordinary Shares and Preferred Shares).

Section 14.          Payments; Expenses; Notices; Information.

(a)          Payment. Any payment due by the Company with respect to dividends, redemptions, fractional shares or other amounts on a day that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on the original due date, and without any interest due to any delay in payment.

(b)          Expenses. The Company shall bear any costs and expenses incurred by it and its Affiliates in connection with the Remarketing (including any Remarketing Fee) pursuant to this Certificate of Designations, and shall promptly pay or reimburse the Original Holders for any costs or expenses (including the Remarketing Fee, underwriting discounts or commissions and any reasonable fees and expenses of counsel) incurred by such Original Holders in connection therewith; provided, that the Participating Holders and the Participating Series A Holders (if any) shall bear 50% of any underwriting discounts or commissions for any “best efforts” underwriting incurred in connection with such Remarketing, with such amounts allocated in proportion to the Series B Shares and the Included Series A Shares that participate in such Remarketing.

(c)          Notices. Any notices, deliveries or other actions required or permitted to be given, made or taken by the Company or any Holder hereunder on a particular day may be effected on the next succeeding Business Day with the same force and effect as if effected on the particular day. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (or by first-class mail if the same shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 1701 Village Center Circle, Las Vegas, Nevada 89134 (Attention: Secretary) or to the Transfer Agent at its office at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004 (Attention: Mark Zimkind]), or to any other agent of the Company designated to receive such notice as permitted by this Certificate of Designations; or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Company (which may include the records of the Transfer Agent); or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. Notwithstanding the foregoing, any notice given by the Company to Holders in respect of a Global Preferred Share pursuant to the applicable procedures of the Depositary shall be deemed to have been given effectively when so given.

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(d)          Information. If at any time the Company is not required to file reports with the United States Securities and Exchange Commission, if any Series B Shares are then outstanding, the Company shall provide the Holders with reports containing financial information substantially similar to the financial information that would have been contained in the reports the Company would have been required to file with the United States Securities and Exchange Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto, in each case at such times as such reports or other information would be required to be filed thereunder.

Section 15.          Repurchase.

Subject to the limitations imposed herein, applicable law and the Articles of Association, the Company may purchase Series B Shares from time to time to such extent, in such manner and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or after such purchase would be, unable to pay its liabilities in the ordinary course as they become due.

Section 16.          Unissued or Reacquired Shares.

Series B Shares that have been issued and converted, redeemed or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued Preferred Shares without designation as to class or series, until such shares are once more designated as part of a particular class or series by the Board of Directors.

Section 17.          No Sinking Fund.

Series B Shares are not subject to the operation of a sinking fund.

Section 18.          Reservation of Ordinary Shares.

(a)          Sufficient Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Ordinary Shares or shares acquired by the Company, solely for issuance upon the conversion of Preferred Shares as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Ordinary Shares as shall from time to time be issuable upon the conversion of all the Preferred Shares then issued and outstanding. For purposes of this Section 18(a), the number of Ordinary Shares that shall be deliverable upon the conversion of all issued and outstanding Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)          Use of Acquired Shares. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series B Shares, as herein provided, Ordinary Shares acquired by the Company (in lieu of the issuance of authorized and unissued Ordinary Shares), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Original Holders).

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(c)          Free and Clear Delivery. All Ordinary Shares delivered upon conversion of the Series B Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Original Holders).

(d)          Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Shares, the Company shall use its reasonable best efforts to comply with all laws and regulations thereunder requiring the approval of such delivery by any Regulatory Entities.

(e)          Listing. The Company hereby covenants and agrees that, if at any time the Ordinary Shares shall be listed on the New York Stock Exchange or any other securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or quotation system, all the Ordinary Shares then issuable upon conversion of the Series B Shares.

Section 19.         Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series B Shares shall be Continental Stock Transfer & Trust Company. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders (or otherwise pursuant to any applicable procedures of a Depositary).

Section 20.          Replacement Certificates.

(a)          Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity on customary terms that may be required by the Transfer Agent and the Company.

(b)          Certificates Following Conversion. If physical certificates are issued, the Company shall not be required to issue any certificates representing the applicable Series B Shares on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in Section 20(a), shall deliver the Ordinary Shares pursuant to the terms of the Series B Shares formerly evidenced by the certificate.

(c)          Legends. Certificates for Series B Shares and any Ordinary Shares issued on conversion thereof may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage ( provided that any such notation, legend or endorsement is in a form acceptable to the Company).

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Section 21.          Form.

(a)          Global Preferred Shares. Series B Shares may, at the Company’s option, in its sole discretion, be issued in the form of one or more permanent global Series B Shares in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit B (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. Global Preferred Shares shall be registered in the name of the Depositary, which shall be the Holder of such shares. This Section 21(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary.

(b)          Delivery to Depositary. If Global Preferred Shares are issued, the Company shall execute and the Registrar shall, in accordance with this Section 21, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of a nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to instructions received from the Depositary or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.

(c)          Agent Members. If Global Preferred Shares are issued, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares. If Global Preferred Shares are issued, the Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series B Shares, this Certificate of Designations or the Articles of Association.

(d)           Physical Certificates. Global Preferred Shares will be exchangeable for other certificates evidencing Series B Shares, only if (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Share and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company determines that the Series B Shares shall no longer be represented by Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for other definitive Series B Shares in registered form, with the same terms and of an equal aggregate Liquidation Preference. Such other definitive Series B Shares shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

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(e)          Signature. An Officer shall sign any Global Preferred Share for the Company, in accordance with the Company’s Articles of Association and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Share, the Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature.

Section 22.          Transfer and Similar Taxes.

The Company shall pay any and all share transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Series B Shares or Ordinary Shares or other securities issued on account of Series B Shares pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series B Shares, Ordinary Shares or other securities in a name other than that in which the Series B Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Section 23.          Rights of Holders.

No person or entity, other than the person or entity in whose name a certificate representing the Series B Shares is registered (if any) and whose name is registered as an owner of Series B Shares in the register of members of the Company, shall have any rights hereunder or with respect to the Series B Shares, the Company shall recognize the registered owner thereof in the register of members of the Company as the sole owner for all purposes, and no other person or entity (other than the Company) shall have any benefit, right, claim or remedy hereunder.

Section 24.          Other Rights.

The Series B Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Association or as provided by applicable law.

Section 25.          Conflict.

To the extent the terms provided in this Certificate of Designations conflict with the terms contained in the Articles of Association, it is intended that the terms provided in this Certificate of Designations shall prevail. The Company agrees and undertakes to convene any general meeting of the Company, and to recommend that any such meeting adopt any resolution necessary, to amend the Articles of Association to eliminate any such conflict.

[Reminder of Page Intentionally Left Blank]

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EXHIBIT A

FORM OF DIRECTOR’S ACCEPTANCE LETTER

TO: FGL HOLDINGS (the “Company”)

Attn: The Secretary

I hereby accept and agree to my appointment or election as a Preference Share Director, in accordance with the Certificate of Designations of Series B Cumulative Convertible Preference Shares of the Company, dated [ ], 2017 (the “Certificate of Designations”). I hereby agree and acknowledge that my term of office shall immediately terminate in accordance with Section 12 of the Certificate of Designations without further action being required on my part.

I designate the following telephone and facsimile numbers and e-mail address for service of notice of all directors’ meetings. Notice by telephone facsimile or e-mail to either of the said numbers or e-mail address will constitute good and sufficient notice to myself and I agree to advise you of any change in these particulars.

Tel: [    ]

Fax: [    ]

E-mail: [    ]

Nationality: [    ]

I hereby authorize you to enter my name and address in the register of Directors and Officers of the Company as follows:

[Name]

[Address]

[Name]

A-1

EXHIBIT B

FORM OF

SERIES B CUMULATIVE CONVERTIBLE PREFERENCE SHARES

FACE OF SECURITY

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND THOSE ISSUABLE ON CONVERSION THEREOF) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, AND IN ACCORDANCE WITH ALL APPLICABLE U.S., STATE AND OTHER SECURITIES LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF [—], 2017 BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, COPIES OF WHICH ARE ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND THOSE ISSUABLE ON CONVERSION THEREOF) MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS, AND ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

[IF GLOBAL PREFERENCE SHARES ARE ISSUED: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

B-1

Certificate Number	Number of Convertible Preference Shares

CUSIP NO.: [ ]

Series B Cumulative Convertible Preference Shares

(par value $0.0001 per share)

of

FGL HOLDINGS

FGL HOLDINGS, an exempted company incorporated and existing under the Companies Law (2016 Revision) of the Cayman Islands (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [•] [             , or such number as is registered in the name of the Holder in the Company’s register of members maintained by the Registrar] fully paid and non-assessable preference shares of the Company designated the Series B Cumulative Convertible Preference Shares, with a par value of $0.0001 per share and a liquidation preference of US$1,000.00 (the “Convertible Preference Shares”).

The Convertible Preference Shares are subject to the Certificate of Designations and the amended and restated memorandum and articles of association of the Company and are transferable in accordance therewith. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preference Shares represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [•], 2017 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used, but not defined herein, shall have the meaning given to them in the Certificate of Designations.

Reference is hereby made to select provisions of the Convertible Preference Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this certificate, the Convertible Preference Shares evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

Dated:

B-2

REVERSE OF SECURITY

Dividends on each of the Convertible Preference Shares shall be payable at the rate provided in the Certificate of Designations but only when, as and if declared by the Board of Directors as provided therein.

The Convertible Preference Shares shall be convertible in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Convertible Preference Shares shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Convertible Preference Shares carry voting rights as specified in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions on such powers, preferences and rights.

For value received,                                          hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the Convertible Preference Shares represented by the within Certificate, and such shares are subject to the Certificate of Designations and the memorandum of association and Articles of Association of the Company and are transferable in accordance therewith.

Dated:	20

Signature:

Signature:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

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